Exhibit 99.1
Contact:
Investor Relations
(704) 496-2581
Investor.Relations@CampusCrest.com
Campus Crest Communities, Inc. Announces Exercise of
Overallotment Option
Charlotte, NC - November 15, 2010 — Campus Crest Communities, Inc. (the “Company”) (NYSE: CCG) today announced that, in connection with the Company’s previously announced offering of 28,333,333 shares of common stock at $12.50 per share, the underwriters have exercised their option to purchase an additional 2,250,000 shares of common stock to cover over-allotments. This brings the total net proceeds to the Company to approximately $352.2 million after deducting the underwriting discount and estimated offering expenses payable by the Company. Raymond James, Citi, Goldman, Sachs & Co., Barclays Capital and RBC Capital Markets are acting as the joint book-running managers for the offering. Baird is acting as a co-manager for the offering.
A registration statement relating to the shares discussed above was declared effective by the Securities and Exchange Commission on October 13, 2010. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the shares, nor shall there be any sale of such shares in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction. The offering is being made solely by means of a prospectus.
A copy of the final prospectus related to the offering can be obtained by contacting Raymond James, 880 Carillon Parkway, St. Petersburg, FL 33716, telephone: (800) 248-8863, email: andrea.borum@raymondjames.com; Citi, Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, telephone: (877) 858-5407; Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526, facsimile: (212) 902-9316, email: prospectus-ny@ny.email.gs.com; Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (888) 603-5847, email: barclaysprospectus@broadridge.com; or RBC Capital Markets, Attention: Equity Syndicate, Three World Financial Center, 200 Vesey Street 8th Floor, New York, NY 10281-8098, telephone: (877) 822-4089.

About Campus Crest Communities, Inc.
Campus Crest Communities, Inc. is a self-managed, self-administered and vertically-integrated developer, builder, owner and manager of high-quality, purpose-built student housing. The Company owns interests in 27 student housing properties containing approximately 5,048 apartment units and 13,580 beds. The Company intends to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2010.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus relating to the offering.
Source: Campus Crest Communities, Inc.